ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)
Pro Forma Balance Sheet
July 21, 2006

	As	Pro Forma		Pro Forma
	Reported	Adjustments		Totals

ASSETS
Current assets:
Cash	$555,104	$—		$555,104
Cash held in trust	202,500,000	6,615,000	(1)	209,250,000
		135,000	(4)
Prepaid expenses	12,600	—		12,600

Total current assets	203,067,704	6,750,000		209,817,704

Total assets	$203,067,704	$6,750,000		$209,817,704

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses, principally legal fees	$10,000	$65,000	(2)	$75,000
Accrued offering costs and placement fees	3,020,239	—		3,020,239
Accrued interest payable to stockholder	10,717	—		10,717
Due to stockholder	193,188	—		193,188
Term loan payable to stockholder	475,000	—		475,000
Convertible loans payable to stockholder	2,550,000	135,000	(4)	2,685,000

Total current liabilities	6,259,144	200,000		6,459,144

Total liabilities	6,259,144	200,000		6,459,144

Common stock subject to possible redemption -
at redemption value	62,573,069	2,024,330	(3)	64,597,399

Stockholders' equity:
Common stock, $0.0001 par value	2,023	68	(1)	2,070
		(20)	(3)
Paid-in capital in excess of par	134,265,335	6,614,933	(1)	138,790,958
		(65,000)	(2)
		(2,024,310)	(3)
Deficit accumulated during the development stage	(31,867)	—		(31,867)

Total stockholders' equity	134,235,491	4,525,670		138,761,161

Total liabilities and stockholders' equity	$203,067,704	$6,750,000		$209,817,704

NOTES:
(1)
To record proceeds from the exercise of the underwriter's over-allotment option, relating to the Company's recent initial public offering, of $6,750,000 (675,000 units at $10 per unit), less underwriter's selling concession of $135,000 (675,000 units at $0.20 per unit).

(2)	To record legal and accounting fees relating to the exercise of the underwriter's over-allotment option.
(3)	To record common stock subject to possible redemption included in the exercise of the underwriter's over-allotment option (29.99% of 675,000 shares, or 202,433 shares at $10 per share).
(4)	To record proceeds of shareholder convertible loan.